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                                                                    Exhibit 21.1

                    BURLINGTON NORTHERN SANTA FE CORPORATION

                                  SUBSIDIARIES*

BURLINGTON NORTHERN SANTA FE CORPORATION
    BNSF Acquisition, Inc. (DE)                                             100%
    FreightWise, Inc. (DE)                                                 88.9%

    The Burlington Northern and Santa Fe Railway Company (DE)               100%
         Alameda Belt Line (CA)                                              50%
         BN Leasing Corporation (DE)                                        100%
         Bayport Systems, Inc. (TX)                                         100%
         BayRail, LLC (DE)                                                  100%
         The Belt Railway Company of Chicago (IL)                          16.6%
         Burlington Northern Dock Corporation (DE)                          100%
         The Burlington Northern and Santa Fe Railway
             Company de Mexico, S.A. de C.V. (Mexico)                        99%
         Burlington Northern Santa Fe British Columbia, Ltd. (DE)           100%

         Burlington Northern International Services, Inc. (DE)              100%
                 The Burlington Northern and Santa Fe Railway
                   Company de Mexico, S.A. de C.V. (Mexico)                   1%
                 Burlington Northern-Mexico Inc. (DE)                       100%

         Burlington Northern (Manitoba) Limited (Manitoba)                  100%
         Burlington Northern Railroad Holdings, Inc. (DE)                   100%
         Burlington Northern Santa Fe Manitoba, Inc. (DE)                   100%
         Burlington Northern Santa Fe Properties, L.L.C. (DE)               100%
         Burlington Northern Worldwide, Inc. (DE)                           100%
         Central California Traction Company (CA)                          33.3%
         Constellation 130, Inc. (CA)                                       100%
         The Dodge City and Cimarron Valley Railway Company (KS)            100%
         Electro Northern, Inc. (DE)                                        100%
         Houston Belt & Terminal Railway Company (TX)                        50%
         INB Corp. (NV)                                                     100%
         Iowa Transfer Railway Company (IA)                                  25%
         Kansas City Terminal Railway Company (MO)                           25%
         Longview Switching Company (WA)                                     50%
         Los Angeles Junction Railway Company (CA)                          100%
         M-R Holdings Acquisition Company (DE)                              100%
         M T Properties, Inc. (MN)                                         37.8%
         Midwest/Northwest Properties Inc. (DE)                             100%
         Northern Radio Limited (British Columbia)                          100%
         The Oakland Terminal Railway (CA)                                   50%
         Oklahoma City Junction Railway Company (OK)                        100%


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       Paducah & Illinois Railroad Company (KY)                      33.3%
       Pathnet Telecommunications, Inc. (DE)                          9.6%
       Pine Canyon Land Company (DE)                                  100%
       Portland Terminal Railroad Company (OR)                         40%
       Rio Grande, El Paso and Santa Fe Railroad Company (TX)         100%

       SFP Pipeline Holdings, Inc. (DE)                               100%
             Santa Fe Pacific Pipelines, Inc. (DE)                    100%

       Santa Fe Pacific Insurance Company (VT)                        100%
       Santa Fe Pacific Railroad Company (Act of Congress)            100%
       Santa Fe Receivables Corporation (DE)                          100%
       Santa Fe Terminal Services, Inc. (DE)                          100%
       Star Lake Railroad Company (DE)                                100%
       St. Joseph Terminal Railroad Company                            50%
       Sunset Communications Company (DE)                             100%
       Sunset Railway Company (CA)                                     50%
       TTX Company (DE)                                                17%
       Terminal Railroad Association of St. Louis (MO)               14.3%
       Texas City Terminal Railway Company (TX)                      33.3%
       Transportation Group Management, Inc. (DE)                     100%
       Western Fruit Express Company (DE)                             100%
       The Wichita Union Terminal Railway Company (KS)               66.6%
       Winona Bridge Railway Company (MN)                             100%
       The Zia Company (DE)                                           100%

*The names of certain subsidiaries of Burlington Northern Santa Fe Corporation are omitted as those subsidiaries, considered as a single subsidiary, would not constitute a significant subsidiary.